NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement, dated as of ____________, 2007, (this “Agreement”) is entered into by and among New Design Cabinets, Inc., a Nevada corporation (the “Company”), and the persons and entities listed on signature page hereto (each an “Investor” and, collectively, the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on the signature page hereto, together with a related warrant to acquire shares of the Company’s common stock, $.001 par value (the “Common Stock”).

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes and Warrant.

(a) Issuance of Notes and Warrants. At the Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally agrees to purchase a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on the signature page hereto. The obligations of the Investors to purchase Notes are several and not joint.

(b) In consideration for the purchase by the Investors of the Notes, the Company will issue to each Investor a warrant in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to a number of shares of Common Stock equal to the number of shares set forth opposite each Investor’s name on the signature page hereto.

(c) Delivery. The sale and purchase of the Notes and Warrants shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). Within five (5) days of the Closing, the Company will deliver to each of the Investors the respective Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on the signature page hereto (the “Purchase Price”). Each of the Notes and Warrants will be registered in such Investor’s name in the Company’s records.

2. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Articles of Incorporation or Bylaws, as amended, as the case may be (“Charter Documents”), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e) Approvals. Other than in connection with the requisite filings under applicable “Blue Sky” laws and the filing with the Securities and Exchange Commission (the “SEC”) of a Form D, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof or thereof.

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

(g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(h) Taxes. Within the times and in the manner prescribed by law, the Company has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

(i) OTCBB Compliance. The Company is in compliance with all requirements for, and its Common Stock is quoted on the Electronic Over-the-Counter Bulletin Board system.

(j) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (the “SEC Documents”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(k) Capitalization. The authorized capital stock of the Company currently consists of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $.001 par value (the “Preferred Stock”), of which 55,000,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. Except as set forth below, there are no outstanding shares of Preferred Stock, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class. Concurrently with the Closing, the Company will close a private placement of Common Stock of up to $10.0 million (the “Private Placement”). Assuming the Private Placement is fully subscribed for, and that all $10.0 million of Common Stock is purchased by the investors, immediately after the closing of the Private Placement, the investors in the Private Placement will receive an aggregate of 14,285,714 shares of Common Stock and warrants to purchase 7,142,857 shares of Common Stock. In addition, concurrently with the Closing, the Company will close a private placement of Series A preferred stock, $.001 par value (the “Series A Preferred Stock”) for $5.0 million (the “Series A Private Placement”). The investor in the Series A Private Placement will receive an aggregate of 7,142,857 shares of Series A Preferred Stock and a warrant to purchase 1,785,714 shares of Common Stock. As a result, after giving effect to the Private Placement and the Series A Private Placement, there will be 69,285,714 shares of Common Stock, 7,142,857 shares of Series A Preferred Stock and 8,928,571 shares of Common Stock underlying warrants issued and outstanding.

(l) General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Notes or Warrants.

(m) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to Investors by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of U.S. Investors. Each Investor that is a U.S. Person (as defined under Regulation S of the Securities Act), for that Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrants as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement, the Note and the Warrant issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Note, the Warrant and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Note or Warrant to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c) Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Note and the Warrant.

4. Representations and Warranties of Non-U.S. Investors. Each Investor that is not a U.S. Person (as defined under Regulation S of the Securities Act), for that Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrant as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement, the Note and the Warrant issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. The Investor is not purchasing the Note or the Warrant for the account or benefit of any person, entity, group or organization that resides in the United States or has a place of business in the United States. The Investor did not receive an offer to subscribe for the Note or Warrant in the United States, and this Agreement is being executed and entered into outside of the United States. The Investor agrees to transfer the Note, the Warrant and the shares of Common Stock underlying the Note and Warrant only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Any transfer in violation of the preceding sentence will be null and void and the Company will not recognize any such attempted transfer. The undersigned acknowledges that the securities are characterized as “restricted securities” under U.S. federal securities laws and may be resold without registration under the Securities Act only in certain limited circumstances. All certificates representing such securities will bear legends to this effect.

(c) Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Note and the Warrant.

5. Registration Rights.

(a) Registration Statement. Upon the consummation of the PIPE, the Company will file a registration statement (the “Registration Statement”) covering, for the Investor, 100% of such Investor’s Common Stock issuable upon conversion of the Repayment Amount (if any), and the Common Stock issuable upon exercise of the Warrant no later than thirty (30) calendar days after the Company closes the PIPE (the “Filing Date”), except that if the SEC limits the number of securities that may be registered on the Registration Statement, such number of securities shall be cutback (in the following order) to comply with any such limitation imposed by the SEC: (i) shares of Common Stock underlying any and all warrants to be registered, (ii) Common Stock and (iii) shares of Common Stock underlying Series A Preferred Stock. Any required cutbacks shall be applied to the Investors pro-rata in accordance with the number of securities sought to be included in such Registration Statement. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the Filing Date.

(b) Penalty. If the Registration Statement is not filed within thirty (30) calendar days of the closing of the PIPE or is not declared effective by the SEC for any reason within one hundred fifty (150) calendar days after the closing of the PIPE, the Company will be required to pay the Investor an amount (the “Periodic Amount”) equal to 1.5% of the principal sum of the Note for each thirty (30) day period (pro rated for a shorter period), in each case until the Registration Statement is filed or declared effective, as the case may be. In no event will the aggregate Periodic Amounts exceed 10% of the principal sum of the Notes. Periodic Amount payments shall be made by the Company to the Investor if effectiveness of the Registration Statement is suspended for more than thirty (30) consecutive days. In no event shall the Company be liable for liquidated damages as to any shares of Common Stock or any shares of Common Stock underlying the Warrants which are not permitted by the SEC to be included in the Registration Statement solely due to comments received by the Company from the SEC.

(c) Information Requirements. The Company may request the Investor to furnish the Company with such information with respect to the Investor and the Investor’s proposed distribution of securities being purchased hereunder pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Investor agrees to furnish the Company with such information.

6. Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state governmental agencies, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e) Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:

(i)	This Agreement; and

(ii)	Each Note and Warrant issued hereunder.

7. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and Warrants at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Investors in Section 3 and Section 4, as the case may be, shall be true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state governmental agencies, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note and Warrants being purchased by such Investor referenced in Section 1(b) hereof.

8. Miscellaneous.

(a) Origination Fee. On or prior to the Repayment Date, the Company shall pay the Investor an amount equal to 5% of the principal sum of the Note in consideration for the purchase by the Investor of the Note.

(b) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investors holding a Majority in Interest.

(c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) Successors and Assigns. Subject to the restrictions on transfer described in Sections 8(e) and 8(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f) Registration, Transfer and Replacement of the Notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date of such Note.

(g) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Majority in Interest.

(h) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth on the signature page hereto, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210, Attn: Katharine Alade, facsimile: (310) 402-5931, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(j) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes and Warrants to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

NEW DESIGN CABINETS, INC.,
a Nevada corporation

By:
Name:	Luis Goyzueta
Title:	President

INVESTOR:

By:
Name:
Title:

Address	Note Amount		Warrant
		$(1)		(2)

(1)	All payments on account of the Note shall be made by check or wire transfer, payable in United States dollars, in accordance with wire instructions to be provided by the Company.

(2)	For every $3.50 invested in the Company, the Investor shall receive one (1) Warrant to purchase one (1) share of Common Stock.